SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 12, 2010

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, the Board of Directors elected Mr. Jerry McDonough to serve as Director of Vanity Events Holding, Inc. (the “Company”). Mr. McDonough does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. McDonough retired from his position as a Vice President of UPS in March 2006 after 35 years with the company. He successfully oversaw significant growth in every UPS district he managed, and attained prominent service levels for the West Long Island district in one of his most recent positions. Mr. McDonough’s distinguished career at UPS was marked by continual advancement in management positions and significant achievements in the areas of service, quality, safety, performance, operating ratio and internal opinion surveys. Since February 2007 he served as Chief of Operations at Eagle Rock Group where he served until March 2009 and later as a Vice President of Benjamin Enterprises from April 2009 until November 2009.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2010	VANITY EVENTS HOLDING, INC.

By: /s/ Steven Moskowitz
Name: Steven Moskowitz
Title: Chief Executive Officer

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